Exhibit 99.1

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

Equity Bancshares, Inc. Reports Second Quarter Results, Continued Organic Growth

Company saw NIM expansion, organic growth in the loan portfolio and noninterest income, with well managed operating expenses

WICHITA, Kansas, July 19, 2022 (GLOBE NEWSWIRE) – Equity Bancshares, Inc. (NASDAQ: EQBK), (“Equity”, “the Company”, “we,” “us,” “our”), the Wichita-based holding company of Equity Bank, reported net income of $15.3 million and $0.94 earnings per diluted share for the quarter ended June 30, 2022.

“In 2022, we’ve demonstrated our ability to deliver organic growth absent a merger partner. Our 8.5% organic loan growth represents the hard work of our sales and operations teams to provide value to customers,” said Brad S. Elliott, Chairman and CEO, Equity Bancshares, Inc. “We have a great leadership team dedicated to driving loans, treasury services, deposit products, and new products such as our recently introduced healthcare services offerings. These efforts to deliver sophisticated products and customer experience solutions have the effect of increasing earnings, improving net interest margin, increasing fee income and improving our loan to deposit ratio.”

“In the third quarter, we expect to continue to strengthen our loan to deposit ratio and to serve as a resource for our customers as they continue to navigate economic challenges for their businesses and families,” said Mr. Elliott. “Our brand reflects our entrepreneurial spirit, and as we add talent to our leadership teams, new products and services, and new service channels, we’ll continue to operate with our local customers in mind.”

Notable Items:

•	During the second quarter, the Company realized continued loan growth excluding the impact of PPP assets and the branch sale, bring annualized loan growth year-to-date to 8.51%.
•	During the quarter, the Company realized linked period growth of 5.38% in service fee income, driven by additional debit card revenue and service charges on Equity Bank deposit products.
•	The Company closed on the sale of three branches to United Bank & Trust in Belleville, Clyde and Concordia, Kansas, which resulted in a net gain of $540 thousand.
•	At June 30, 2022, classified assets to regulatory capital has declined to 13.1% from 17.1% at March 31, 2022.
•

The Company continued to emphasize investor returns through repurchase of 355,844 shares during the quarter, at an average price of $31.54, as well as the continuation of our quarterly dividend program at $0.08 per share.  Under the currently active repurchase program, the Company is authorized to purchase an additional 126,900 shares.

Financial Results for the Quarter Ended June 30, 2022

Net income allocable to common stockholders was $15.3 million, or $0.94 per diluted share, for the three months ended June 30, 2022, as compared to $15.7 million, or $0.93 per diluted share, for the three months ended March 31, 2022.  The decrease for the second quarter of 2022 is primarily due to increases in non-interest expense of $2.0 million and provision for credit losses of $1.2 million, partially offset by an increase in non-interest income of $615 thousand and net interest income of $277 thousand.

Net Interest Income

Net interest income was $39.6 million for the three months ended June 30, 2022, as compared to $39.3 million for the three months ended March 31, 2022, an increase of $277 thousand, or 0.7%.  The yield on interest-earning assets increased 7-basis points to 3.74% during the quarter ended June 30, 2022, as compared to 3.67% for the quarter ended March 31, 2022. The cost of interest-bearing deposits increased by 6 basis points during the quarter, moving from 0.22% at March 31, 2022 to 0.28% at June 30, 2022.

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

Provision for Credit Losses

During the three months ended June 30, 2022, there was a provision to the allowance for credit losses of $824 thousand compared to a net release of $412 thousand in the previous quarter.  The comparative increase was primarily driven by the increase in general reserves driven by slowing prepayment speeds and the perceived risk associated with the current economic environment, which includes, significant inflation, supply chain concerns and the impact of monetary policy on consumers and businesses.  For the three months ended June 30, 2022, we had net charge-offs of $176 thousand as compared to $362 thousand for the three months ended March 31, 2022.

Non-Interest Income

Total non-interest income was $9.6 million for the three months ended June 30, 2022, as compared to $9.0 million for the three months ended March 31, 2022, or an increase of 6.8%, quarter over quarter.  The increase was primarily due to an increase in net gain on acquisition and branch sales of $540 thousand.

Non-Interest Expense

Total non-interest expense for the quarter ended June 30, 2022, was $31.4 million as compared to $29.5 million for the quarter ended March 31, 2022. The $2.0 million change was primarily due to increases in other non-interest expense of $2.0 million driven by a provision to reserve for unfunded commitments of $288 thousand for the quarter ended June 30, 2022, compared to a release of reserve for unfunded commitments of $1.0 million for the quarter ended March 31, 2022.

Asset Quality

As of June 30, 2022, Equity’s allowance for credit losses to total loans remained constant at 1.5%, as compared to March 31, 2022.  Nonperforming assets were $37.0 million as of June 30, 2022, or 0.7% of total assets, compared to $37.5 million at March 31, 2022, or 0.7% of total assets.  Non-accrual loans were $18.9 million at June 30, 2022, as compared to $20.7 million at March 31, 2022. Total classified assets, including loans rated special mention or worse, other real estate owned and other repossessed assets were $72.1 million, or 13.1% of regulatory capital, down from $94.2 million, or 17.1% of regulatory capital as of March 31, 2022.

During the quarter ended June 30, 2022, non-performing assets decreased $500 thousand due to decreases in non-accrual loans of $1.8 million partially offset by increases in closed bank branches classified as other real estate owned of $881 thousand and other repossessed assets of $83 thousand.

Regulatory Capital

The Company’s ratio of common equity tier 1 capital to risk-weighted assets was 12.1%, the total capital to risk-weighted assets was 16.0% and the total leverage ratio was 9.1% at June 30, 2022.  At March 31, 2022, the Company’s common equity tier 1 capital to risk-weighted assets ratio was 11.8%, the total capital to risk-weighted assets ratio was 15.7% and the total leverage ratio was 9.1%.

The Company’s subsidiary, Equity Bank, had a ratio of common equity tier 1 capital to risk-weighted assets of 13.9%, a ratio of total capital to risk-weighted assets of 15.1% and a total leverage ratio of 9.9% at June 30, 2022.  At March 31, 2022, Equity Bank’s ratio of common equity tier 1 capital to risk-weighted assets was 13.7%, the ratio of total capital to risk-weighted assets was 14.9% and the total leverage ratio was 10.0%.

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

Non-GAAP Financial Measures

In addition to evaluating the Company’s results of operations in accordance with accounting principles generally accepted in the United States of America (“GAAP”), management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures that are intended to provide the reader with additional perspectives on operating results, financial condition and performance trends, while facilitating comparisons with the performance of other financial institutions.  Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

The efficiency ratio is a common comparable metric used by banks to understand the expense structure relative to total revenue. In other words, for every dollar of total revenue recognized, how much of that dollar is expended.  To improve the comparability of the ratio to our peers, non-core items are excluded.  To improve transparency and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Return on average assets before income tax provision and provision for loan losses is a measure that the Company uses to understand fundamental operating performance before these expenses.  Used as a ratio relative to average assets, we believe it demonstrates “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.  Used as a ratio relative to average equity, it can function as an alternative measure of the Company’s earnings performance in relationship to its equity.

Tangible common equity and related measures are non-GAAP financial measures that exclude the impact of intangible assets, net of deferred taxes, and their related amortization.  These financial measures are useful for evaluating the performance of a business consistently, whether acquired or developed internally.  Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity.  Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP financial measures is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company.  Other companies may calculate and define their non-GAAP financial measures and supplemental data differently.  A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included in Table 6 in the following press release tables.

Conference Call and Webcast

Equity’s Chairman and Chief Executive Officer, Brad Elliott, and Chief Financial Officer, Eric Newell, will hold a conference call and webcast to discuss second quarter results on Wednesday, July 20, 2022 at 10 a.m. eastern time or 9 a.m. central time.

A live webcast of the call will be available on the Company’s website at investor.equitybank.com. To access the call by phone, please go to this registration link, and you will be provided with dial in details. Investors, news media, and other participants are encouraged to dial into the conference call ten minutes ahead of the scheduled start time.

A replay of the call and webcast will be available two hours following the close of the call until July 27, 2022, accessible at investor.equitybank.com.

About Equity Bancshares, Inc.

Equity Bancshares, Inc. is the holding company for Equity Bank, offering a full range of financial solutions, including commercial loans, consumer banking, mortgage loans, trust and wealth management services and treasury management services, while delivering the high-quality, relationship-based customer service of a community bank. Equity’s common stock is traded on the NASDAQ Global Select Market under the symbol “EQBK.” Learn more at www.equitybank.com.

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

Special Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These forward-looking statements reflect the current views of Equity’s management with respect to, among other things, future events and Equity’s financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “project,” “forecast,” “goal,” “target,” “would” and “outlook,” or the negative variations of those words or other comparable words of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Equity’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Equity’s control. Accordingly, Equity cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Equity believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  Factors that could cause actual results to differ materially from Equity’s expectations include COVID-19 related impacts; competition from other financial institutions and bank holding companies; the effects of and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; changes in the demand for loans; fluctuations in value of collateral and loan reserves; inflation, interest rate, market and monetary fluctuations; changes in consumer spending, borrowing and savings habits; and acquisitions and integration of acquired businesses; and similar variables. The foregoing list of factors is not exhaustive.

For discussion of these and other risks that may cause actual results to differ from expectations, please refer to “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in Equity’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2022, and any updates to those risk factors set forth in Equity’s subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. If one or more events related to these or other risks or uncertainties materialize, or if Equity’s underlying assumptions prove to be incorrect, actual results may differ materially from what Equity anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made, and Equity does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. New risks and uncertainties arise from time to time, such as COVID-19, and it is not possible for us to predict those events or how they may affect us. In addition, Equity cannot assess the impact of each factor on Equity’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Equity or persons acting on Equity’s behalf may issue.

Investor Contact:

Chris Navratil

SVP, Finance

Equity Bancshares, Inc.

(316) 612-6014

cnavratil@equitybank.com

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

Media Contact:

John J. Hanley

SVP, Senior Director of Marketing

Equity Bancshares, Inc.

(913) 583-8004

jhanley@equitybank.com

Unaudited Financial Tables

•	Table 1. Consolidated Statements of Income
•	Table 2. Quarterly Consolidated Statements of Income
•	Table 3. Consolidated Balance Sheets
•	Table 4. Selected Financial Highlights
•	Table 5. Year-To-Date Net Interest Income Analysis
•	Table 6. Quarter-To-Date Net Interest Income Analysis
•	Table 7. Quarter-Over-Quarter Net Interest Income Analysis
•	Table 8. Non-GAAP Financial Measures

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

TABLE 1. CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2022	2021	2022	2021
Interest and dividend income
Loans, including fees	$36,849	$33,810	$73,155	$64,811
Securities, taxable	5,584	3,523	10,975	7,322
Securities, nontaxable	678	717	1,333	1,441
Federal funds sold and other	513	268	813	556
Total interest and dividend income	43,624	38,318	86,276	74,130
Interest expense
Deposits	2,183	2,025	3,905	4,435
Federal funds purchased and retail repurchase agreements	46	26	79	48
Federal Home Loan Bank advances	176	80	185	145
Subordinated debt	1,653	1,557	3,252	3,113
Total interest expense	4,058	3,688	7,421	7,741

Net interest income	39,566	34,630	78,855	66,389
Provision (reversal) for credit losses	824	(1,657)	412	(7,413)
Net interest income after provision (reversal) for credit losses	38,742	36,287	78,443	73,802
Non-interest income
Service charges and fees	2,617	2,169	5,139	3,765
Debit card income	2,810	2,679	5,438	5,029
Mortgage banking	428	848	990	1,783
Increase in value of bank-owned life insurance	736	676	1,601	1,277
Net gain on acquisition and branch sales	540	663	540	585
Net gains (losses) from securities transactions	(32)	—	8	17
Other	2,538	2,065	4,943	3,356
Total non-interest income	9,637	9,100	18,659	15,812
Non-interest expense
Salaries and employee benefits	15,383	12,769	30,451	25,491
Net occupancy and equipment	3,007	2,327	6,177	4,695
Data processing	3,642	3,474	7,411	6,137
Professional fees	1,111	999	2,282	2,072
Advertising and business development	972	799	1,948	1,481
Telecommunications	442	512	912	1,092
FDIC insurance	260	425	440	840
Courier and postage	489	327	912	696
Free nationwide ATM cost	541	513	1,042	985
Amortization of core deposit intangibles	1,111	1,030	2,161	2,064
Loan expense	207	181	392	419
Other real estate owned	14	(468)	13	(463)
Merger expenses	88	460	411	612
Other	4,169	2,458	6,343	4,566
Total non-interest expense	31,436	25,806	60,895	50,687
Income (loss) before income tax	16,943	19,581	36,207	38,927
Provision for income taxes	1,684	4,415	5,298	8,686
Net income (loss) and net income (loss) allocable to common stockholders	$15,259	$15,166	$30,909	$30,241
Basic earnings (loss) per share	$0.95	$1.06	$1.88	$2.10
Diluted earnings (loss) per share	$0.94	$1.03	$1.86	$2.06
Weighted average common shares	16,106,683	14,356,958	16,428,535	14,410,328
Weighted average diluted common shares	16,312,953	14,674,838	16,639,970	14,704,240

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

TABLE 2. QUARTERLY CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
Interest and dividend income
Loans, including fees	$36,849	$36,306	$34,942	$37,581	$33,810
Securities, taxable	5,584	5,391	4,754	3,920	3,523
Securities, nontaxable	678	655	747	655	717
Federal funds sold and other	513	300	349	290	268
Total interest and dividend income	43,624	42,652	40,792	42,446	38,318
Interest expense
Deposits	2,183	1,722	1,939	1,881	2,025
Federal funds purchased and retail repurchase agreements	46	33	32	24	26
Federal Home Loan Bank advances	176	9	14	10	80
Subordinated debt	1,653	1,599	1,592	1,556	1,557
Total interest expense	4,058	3,363	3,577	3,471	3,688

Net interest income	39,566	39,289	37,215	38,975	34,630
Provision (reversal) for credit losses	824	(412)	(2,125)	1,058	(1,657)
Net interest income after provision (reversal) for credit losses	38,742	39,701	39,340	37,917	36,287
Non-interest income
Service charges and fees	2,617	2,522	2,471	2,360	2,169
Debit card income	2,810	2,628	2,633	2,574	2,679
Mortgage banking	428	562	722	801	848
Increase in value of bank-owned life insurance	736	865	1,060	1,169	676
Net gain on acquisition and branch sales	540	—	—	—	663
Net gains (losses) from securities transactions	(32)	40	8	381	—
Other	2,538	2,405	2,305	546	2,065
Total non-interest income	9,637	9,022	9,199	7,831	9,100
Non-interest expense
Salaries and employee benefits	15,383	15,068	15,119	13,588	12,769
Net occupancy and equipment	3,007	3,170	2,967	2,475	2,327
Data processing	3,642	3,769	3,867	3,257	3,474
Professional fees	1,111	1,171	1,565	1,076	999
Advertising and business development	972	976	1,129	760	799
Telecommunications	442	470	435	439	512
FDIC insurance	260	180	360	465	425
Courier and postage	489	423	389	344	327
Free nationwide ATM cost	541	501	515	519	513
Amortization of core deposit intangibles	1,111	1,050	1,080	1,030	1,030
Loan expense	207	185	308	207	181
Other real estate owned	14	(1)	617	(342)	(468)
Loss on debt extinguishment	—	—	—	372	—
Merger expenses	88	323	4,562	4,015	460
Other	4,169	2,174	5,176	2,484	2,458
Total non-interest expense	31,436	29,459	38,089	30,689	25,806
Income (loss) before income tax	16,943	19,264	10,450	15,059	19,581
Provision for income taxes (benefit)	1,684	3,614	(16)	3,286	4,415
Net income (loss) and net income (loss) allocable to common stockholders	$15,259	$15,650	$10,466	$11,773	$15,166
Basic earnings (loss) per share	$0.95	$0.94	$0.62	$0.82	$1.06
Diluted earnings (loss) per share	$0.94	$0.93	$0.61	$0.80	$1.03
Weighted average common shares	16,106,683	16,652,556	16,865,167	14,384,302	14,356,958

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

Weighted average diluted common shares	16,312,953	16,869,152	17,141,174	14,669,312	14,674,838

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

TABLE 3. CONSOLIDATED BALANCE SHEETS (Unaudited)

(Dollars in thousands)

	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
ASSETS
Cash and due from banks	$103,126	$89,764	$259,131	$141,645	$138,869
Federal funds sold	458	286	823	673	452
Cash and cash equivalents	103,584	90,050	259,954	142,318	139,321
Available-for-sale securities	1,288,180	1,352,894	1,327,442	1,157,423	1,041,613
Loans held for sale	1,714	1,575	4,214	4,108	6,183
Loans, net of allowance for credit losses(1)	3,175,208	3,194,987	3,107,262	2,633,148	2,763,227
Other real estate owned, net	12,969	9,897	9,523	10,267	10,861
Premises and equipment, net	101,212	103,168	104,038	90,727	90,876
Bank-owned life insurance	121,665	120,928	120,787	103,431	103,321
Federal Reserve Bank and Federal Home Loan Bank stock	21,479	19,890	17,510	14,540	18,454
Interest receivable	16,519	16,923	18,048	15,519	15,064
Goodwill	53,101	54,465	54,465	31,601	31,601
Core deposit intangibles, net	12,554	13,830	14,879	12,963	13,993
Other	93,971	100,016	99,509	47,223	33,702
Total assets	$5,002,156	$5,078,623	$5,137,631	$4,263,268	$4,268,216
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits
Demand	$1,194,863	$1,255,793	$1,244,117	$984,436	$992,565
Total non-interest-bearing deposits	1,194,863	1,255,793	1,244,117	984,436	992,565
Demand, savings and money market	2,445,545	2,511,478	2,522,289	2,092,849	2,035,496
Time	651,363	612,399	653,598	585,492	659,494
Total interest-bearing deposits	3,096,908	3,123,877	3,175,887	2,678,341	2,694,990
Total deposits	4,291,771	4,379,670	4,420,004	3,662,777	3,687,555
Federal funds purchased and retail repurchase agreements	52,750	48,199	56,006	39,137	47,184
Federal Home Loan Bank advances	80,000	50,000	—	—	9,208
Subordinated debt	96,135	96,010	95,885	88,030	87,908
Contractual obligations	15,813	17,307	17,692	18,771	4,469
Interest payable and other liabilities	37,572	35,422	47,413	36,804	18,897
Total liabilities	4,574,041	4,626,608	4,637,000	3,845,519	3,855,221
Commitments and contingent liabilities
Stockholders’ equity
Common stock	204	204	203	178	176
Additional paid-in capital	480,897	480,106	478,862	392,321	389,394
Retained earnings	116,576	102,632	88,324	79,226	68,625
Accumulated other comprehensive income, net of tax	(77,426)	(50,012)	1,776	9,475	13,450
Treasury stock	(92,136)	(80,915)	(68,534)	(63,451)	(58,650)
Total stockholders’ equity	428,115	452,015	500,631	417,749	412,995
Total liabilities and stockholders’ equity	$5,002,156	$5,078,623	$5,137,631	$4,263,268	$4,268,216

(1) Allowance for credit losses	$48,238	$47,590	$48,365	$52,763	$51,834

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

TABLE 4. SELECTED FINANCIAL HIGHLIGHTS (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021
Loans Held For Investment by Type
Commercial real estate	$1,643,068	$1,552,134	$1,486,148	$1,308,707	$1,261,214
Commercial and industrial	578,899	629,181	567,497	569,513	732,126
Residential real estate	578,936	613,928	638,087	490,633	503,110
Agricultural real estate	197,938	198,844	198,330	138,793	129,020
Agricultural	124,753	150,077	166,975	93,767	97,912
Consumer	99,852	98,413	98,590	84,498	91,679
Total loans held-for-investment	3,223,446	3,242,577	3,155,627	2,685,911	2,815,061
Allowance for credit losses	(48,238)	(47,590)	(48,365)	(52,763)	(51,834)
Net loans held for investment	$3,175,208	$3,194,987	$3,107,262	$2,633,148	$2,763,227

Asset Quality Ratios
Allowance for credit losses on loans to total loans	1.50%	1.47%	1.53%	1.96%	1.84%
Past due or nonaccrual loans to total loans	0.78%	0.82%	1.18%	2.78%	2.09%
Nonperforming assets to total assets	0.74%	0.74%	1.28%	1.74%	1.56%
Nonperforming assets to total loans plus other real estate owned	1.14%	1.15%	2.07%	2.76%	2.36%
Classified assets to bank total regulatory capital	13.08%	17.12%	25.34%	24.25%	23.20%

Selected Average Balance Sheet Data (QTD Average)
Investment securities	$1,319,099	$1,397,421	$1,330,267	$1,061,178	$986,986
Total gross loans receivable	3,216,853	3,195,787	3,181,279	2,748,202	2,853,145
Interest-earning assets	4,675,967	4,715,389	4,713,817	4,005,509	3,964,633
Total assets	5,067,686	5,108,120	5,068,278	4,275,298	4,231,439
Interest-bearing deposits	3,112,300	3,163,777	3,101,657	2,702,040	2,656,052
Borrowings	238,062	160,094	165,941	132,581	171,658
Total interest-bearing liabilities	3,350,362	3,323,871	3,267,598	2,834,621	2,827,710
Total deposits	4,340,196	4,393,879	4,342,732	3,686,169	3,624,950
Total liabilities	4,630,204	4,615,521	4,505,232	3,852,419	3,827,400
Total stockholders' equity	437,483	492,599	563,046	422,879	404,039
Tangible common equity*	368,505	422,418	501,860	376,544	356,705

Performance ratios
Return on average assets (ROAA) annualized	1.21%	1.24%	0.82%	1.09%	1.44%
Return on average assets before income tax and provision for loan losses*	1.41%	1.50%	0.65%	1.50%	1.70%
Return on average equity (ROAE) annualized	13.99%	12.88%	7.37%	11.05%	15.06%
Return on average equity before income tax and provision for loan losses*	16.29%	15.52%	5.87%	15.12%	17.79%
Return on average tangible common equity (ROATCE) annualized*	17.60%	15.85%	8.97%	13.27%	17.98%
Yield on loans annualized	4.59%	4.61%	4.36%	5.43%	4.75%
Cost of interest-bearing deposits annualized	0.28%	0.22%	0.25%	0.28%	0.31%
Cost of total deposits annualized	0.20%	0.16%	0.18%	0.20%	0.22%
Net interest margin annualized	3.39%	3.38%	3.13%	3.86%	3.50%
Efficiency ratio*	64.38%	60.36%	72.25%	56.65%	58.85%
Non-interest income / average assets	0.76%	0.72%	0.72%	0.73%	0.86%
Non-interest expense / average assets	2.49%	2.34%	2.98%	2.85%	2.45%

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

Capital Ratios
Tier 1 Leverage Ratio	9.11%	9.07%	9.09%	9.02%	8.88%
Common Equity Tier 1 Capital Ratio	12.08%	11.81%	12.03%	12.39%	12.41%
Tier 1 Risk Based Capital Ratio	12.71%	12.43%	12.67%	12.90%	12.93%
Total Risk Based Capital Ratio	15.97%	15.66%	15.96%	16.63%	16.74%
Total stockholders' equity to total assets	8.56%	8.90%	9.74%	9.80%	9.68%
Tangible common equity to tangible assets*	7.32%	7.63%	8.48%	8.82%	8.68%
Dividend payout ratio	8.61%	8.58%	13.05%	9.96%	0.00%
Book value per common share	$26.58	$27.47	$29.87	$29.08	$28.76
Tangible book value per common share*	$22.42	$23.24	$25.65	$25.90	$25.51
Tangible book value per diluted common share*	$22.17	$22.95	$25.22	$25.42	$24.98

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

TABLE 5. YEAR-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the six months ended			For the six months ended
	June 30, 2022			June 30, 2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$581,880	$15,244	5.28%	$814,895	$20,962	5.19%
Commercial real estate	1,200,212	27,972	4.70%	981,482	22,873	4.70%
Real estate construction	363,542	7,596	4.21%	254,807	4,531	3.59%
Residential real estate	615,035	10,872	3.56%	430,123	9,093	4.26%
Agricultural real estate	202,091	5,306	5.29%	136,366	3,384	5.00%
Agricultural	142,210	3,849	5.46%	94,596	2,062	4.40%
Consumer	101,409	2,316	4.60%	83,083	1,906	4.63%
Total loans	3,206,379	73,155	4.60%	2,795,352	64,811	4.68%
Securities
Taxable securities	1,248,178	10,975	1.77%	863,801	7,322	1.71%
Nontaxable securities	109,866	1,333	2.45%	103,529	1,441	2.81%
Total securities	1,358,044	12,308	1.83%	967,330	8,763	1.83%
Federal funds sold and other	131,148	813	1.25%	165,408	556	0.68%
Total interest-earning assets	$4,695,571	86,276	3.71%	$3,928,090	74,130	3.81%
Interest-bearing liabilities
Demand savings and money market deposits	$2,507,707	2,342	0.19%	$2,073,658	1,865	0.18%
Time deposits	630,189	1,563	0.50%	599,353	2,570	0.86%
Total interest-bearing deposits	3,137,896	3,905	0.25%	2,673,011	4,435	0.33%
FHLB advances	45,299	185	0.82%	23,911	145	1.22%
Other borrowings	153,995	3,331	4.36%	131,687	3,161	4.84%
Total interest-bearing liabilities	$3,337,190	7,421	0.45%	$2,828,609	7,741	0.55%

Net interest income		$78,855			$66,389
Interest rate spread			3.26%			3.26%

Net interest margin (2)			3.39%			3.41%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

(4) Actual unrounded values are used to calculate the reported yield or rate disclosed.  Accordingly, recalculations using the amounts in thousands as disclosed in this report may not produce the same amounts.

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

TABLE 6. QUARTER-TO-DATE NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	June 30, 2022			June 30, 2021
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$588,126	$7,483	5.10%	$826,647	$11,729	5.69%
Commercial real estate	1,210,185	14,521	4.81%	991,033	11,433	4.63%
Real estate construction	384,317	4,297	4.48%	253,947	2,352	3.71%
Residential real estate	597,680	5,206	3.49%	465,525	4,642	4.00%
Agricultural real estate	202,038	2,643	5.25%	131,906	1,687	5.13%
Agricultural	134,826	1,533	4.56%	94,407	1,024	4.35%
Consumer	99,680	1,166	4.69%	89,680	943	4.22%
Total loans	3,216,852	36,849	4.59%	2,853,145	33,810	4.75%
Securities
Taxable securities	1,210,828	5,584	1.85%	887,983	3,523	1.59%
Nontaxable securities	108,271	678	2.51%	99,003	717	2.90%
Total securities	1,319,099	6,262	1.90%	986,986	4,240	1.72%
Federal funds sold and other	140,016	513	1.47%	124,502	268	0.86%
Total interest-earning assets	$4,675,967	43,624	3.74%	$3,964,633	38,318	3.88%
Interest-bearing liabilities
Demand savings and money market deposits	$2,481,602	1,346	0.22%	$2,068,319	895	0.17%
Time deposits	630,698	837	0.53%	587,733	1,130	0.77%
Total interest-bearing deposits	3,112,300	2,183	0.28%	2,656,052	2,025	0.31%
FHLB advances	80,266	176	0.88%	37,656	80	0.86%
Other borrowings	157,796	1,699	4.32%	134,002	1,583	4.74%
Total interest-bearing liabilities	$3,350,362	4,058	0.49%	$2,827,710	3,688	0.52%

Net interest income		$39,566			$34,630
Interest rate spread			3.25%			3.36%

Net interest margin (2)			3.39%			3.50%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

TABLE 7. QUARTER-OVER-QUARTER NET INTEREST INCOME ANALYSIS (Unaudited)

(Dollars in thousands)

	For the three months ended			For the three months ended
	June 30, 2022			March 31, 2022
	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)	Average Outstanding Balance	Interest Income/ Expense	Average Yield/Rate(3)(4)
Interest-earning assets
Loans (1)
Commercial and industrial	$588,126	$7,483	5.10%	$575,563	$7,761	5.47%
Commercial real estate	1,210,185	14,521	4.81%	1,190,128	13,451	4.58%
Real estate construction	384,317	4,297	4.48%	342,536	3,299	3.91%
Residential real estate	597,680	5,206	3.49%	632,581	5,665	3.63%
Agricultural real estate	202,038	2,643	5.25%	202,145	2,663	5.34%
Agricultural	134,826	1,533	4.56%	149,676	2,316	6.28%
Consumer	99,680	1,166	4.69%	103,158	1,151	4.53%
Total loans	3,216,852	36,849	4.59%	3,195,787	36,306	4.61%
Securities
Taxable securities	1,210,828	5,584	1.85%	1,285,942	5,391	1.70%
Nontaxable securities	108,271	678	2.51%	111,479	655	2.38%
Total securities	1,319,099	6,262	1.90%	1,397,421	6,046	1.75%
Federal funds sold and other	140,016	513	1.47%	122,181	300	1.00%
Total interest-earning assets	$4,675,967	43,624	3.74%	$4,715,389	42,652	3.67%
Interest-bearing liabilities
Demand savings and money market deposits	$2,481,602	1,346	0.22%	$2,534,102	996	0.16%
Time deposits	630,698	837	0.53%	629,675	726	0.47%
Total interest-bearing deposits	3,112,300	2,183	0.28%	3,163,777	1,722	0.22%
FHLB advances	80,266	176	0.88%	9,943	9	0.38%
Other borrowings	157,796	1,699	4.32%	150,151	1,632	4.41%
Total interest-bearing liabilities	$3,350,362	4,058	0.49%	$3,323,871	3,363	0.41%

Net interest income		$39,566			$39,289
Interest rate spread			3.25%			3.26%

Net interest margin (2)			3.39%			3.38%

(1) Average loan balances include nonaccrual loans.
(2) Net interest margin is calculated by dividing annualized net interest income by average interest-earning assets for the period.
(3) Tax exempt income is not included in the above table on a tax-equivalent basis.

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

TABLE 8. NON-GAAP FINANCIAL MEASURES (Unaudited)

(Dollars in thousands, except per share data)

	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2022	2022	2021	2021	2021

Total stockholders' equity	$428,115	$452,015	$500,631	$417,749	$412,995
Less: goodwill	53,101	54,465	54,465	31,601	31,601
Less: core deposit intangibles, net	12,554	13,830	14,879	12,963	13,993
Less: mortgage servicing asset, net	226	251	276	—	—
Less: naming rights, net	1,065	1,076	1,087	1,098	1,109
Tangible common equity	$361,169	$382,393	$429,924	$372,087	$366,292
Common shares issued at period end	16,106,818	16,454,966	16,760,115	14,365,785	14,360,172
Diluted common shares outstanding at period end	16,289,635	16,662,779	17,050,115	14,637,306	14,664,603
Book value per common share	$26.58	$27.47	$29.87	$29.08	$28.76
Tangible book value per common share	$22.42	$23.24	$25.65	$25.90	$25.51
Tangible book value per diluted common share	$22.17	$22.95	$25.22	$25.42	$24.98

Total assets	$5,002,156	$5,078,623	$5,137,631	$4,263,268	$4,268,216
Less: goodwill	53,101	54,465	54,465	31,601	31,601
Less: core deposit intangibles, net	12,554	13,830	14,879	12,963	13,993
Less: mortgage servicing asset, net	226	251	276	—	—
Less: naming rights, net	1,065	1,076	1,087	1,098	1,109
Tangible assets	$4,935,210	$5,009,001	$5,066,924	$4,217,606	$4,221,513
Total stockholders' equity to total assets	8.56%	8.90%	9.74%	9.80%	9.68%
Tangible common equity to tangible assets	7.32%	7.63%	8.48%	8.82%	8.68%

Total average stockholders' equity	$437,483	$492,599	$563,046	$422,879	$404,039
Less: average intangible assets	68,978	70,181	61,186	46,335	47,334
Average tangible common equity	$368,505	$422,418	$501,860	$376,544	$356,705
Net income (loss) allocable to common stockholders	$15,259	$15,650	$10,466	$11,773	$15,166
Amortization of intangible assets	1,148	1,085	1,116	1,040	1,041
Less: tax effect of intangible assets amortization	241	228	234	218	219
Adjusted net income (loss) allocable to common stockholders	$16,166	$16,507	$11,348	$12,595	$15,988
Return on total average stockholders' equity (ROAE) annualized	13.99%	12.88%	7.37%	11.05%	15.06%
Return on average tangible common equity (ROATCE) annualized	17.60%	15.85%	8.97%	13.27%	17.98%

Non-interest expense	$31,436	$29,459	$38,089	$30,689	$25,806
Loss on debt extinguishment	—	—	—	$372	—
Less: merger expense	88	323	4,562	4,015	460
Non-interest expense	$31,348	$29,136	$33,527	$26,302	$25,346
Net interest income	$39,566	$39,289	$37,215	$38,975	$34,630
Non-interest income	9,637	9,022	9,199	7,831	9,100
Less: net gain on acquisition and branch sales	540	—	—	—	663
Less: net gains (losses) from securities transactions	(32)	40	8	381	—
Adjusted non-interest income, adjusted	$9,129	$8,982	$9,191	$7,450	$8,437
Net interest income plus adjusted non-interest income	$48,695	$48,271	$46,406	$46,425	$43,067

Equity Bancshares, Inc.

PRESS RELEASE – 7/19/2022

Non-interest expense to net interest income plus non-interest income	63.89%	60.98%	82.06%	65.57%	59.01%
Efficiency ratio	64.38%	60.36%	72.25%	56.65%	58.85%
Net income (loss) allocable to common stockholders	$15,259	$15,650	$10,466	$11,773	$15,166
Add: income tax provision	1,684	3,614	(16)	3,286	4,415
Add: provision (reversal) of credit losses	824	(412)	(2,125)	1,058	(1,657)
Adjusted net income	$17,767	$18,852	$8,325	$16,117	$17,924
Total average assets	$5,067,687	$5,108,120	$5,068,301	$4,275,298	$4,231,439
Total average stockholders' equity	$437,483	$492,599	$563,023	$422,879	$404,039
Return on average assets (ROAA) annualized	1.21%	1.24%	0.82%	1.09%	1.44%
Adjusted return on average assets	1.41%	1.50%	0.65%	1.50%	1.70%
Adjusted return on average equity	16.29%	15.52%	5.87%	15.12%	17.79%